Exhibit 107

Calculation of Filing Fee Table

FORM S-4

(Form Type)

Zura Bio Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Ordinary Shares	457(f)	(1)	3,842,999	(1)(2)	$3,495	(3)	$13,431,281.51	0.00014760	$1,982.46
	Equity	Warrants to Purchase Class A Ordinary Shares	457(g)		12,809,996	(4)	-		-	-	-	(5)
Total Offering Amounts											$1,982.46
Total Fees Previously Paid											$-
Net Fee Due											$1,982.46

(1)	Represents the maximum number of Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”) of the registrant that may be issued directly to (i) all holders of its public warrants and private placement warrants that were issued in connection with its initial public offering (the “IPO Warrants”) who tender their respective IPO Warrants pursuant to the Offer (as defined in the registration statement to which this exhibit is attached) and (ii) holders of public warrants and private placement warrants who do not tender their respective IPO Warrants pursuant to the Offer and, pursuant to the Warrant Amendment (as defined in the registration statement to which this exhibit is attached), if approved, may receive Class A ordinary shares of the registrant in the event the registrant exercises its right to convert the IPO Warrants into Class A ordinary shares.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional Class A ordinary shares issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction).

(3)

Estimated pursuant to Rule 457(f) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $3.495 per share, which is the average of the high and low prices of the Class A Ordinary Shares on The Nasdaq Capital Market on July 5, 2024.

(4)	Represents the maximum number of IPO Warrants that may be amended pursuant to the Warrant Amendment.

(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.